UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

216 W. Main Street, Frankfort, Kentucky		40601
(Address of principal executive offices)		(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Kentucky First Federal Bancorp (the “Company”), the holding company for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort, announced today that it has withdrawn its application to merge its two subsidiary banks due to uncertainty regarding its ability to obtain regulatory approval for the transaction. Following prefiling discussions with regulators, the Company believed it would be able to obtain regulatory approval. However, after the filing was made, the regulators raised comments with respect to the membership rights to be granted to depositors of the surviving institution, which had been addressed during the prefiling discussions. Following careful review, management and the boards of directors of the two subsidiary banks determined that the costs and time of pursuing approval would not be justifiable at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: June 19, 2015	By:	/s/ Don D. Jennings
Don D. Jennings President and Chief Operating Officer